Exhibit 10.117

Contract of Sale – Cooperative Apartment

This Contract is made as of December     , 2006 between the “Seller” and the “Purchaser” identified below.

1 Certain Definitions and Information

1.1 The “Parties” are:

1.1.1. “Seller”:

 Atlantic & Pacific Grill Associates, L.L. C.,
a New York Limited Company

Prior names used by Seller:

Address:

c/o Smith & Wollensky Restaurant Group,
Inc., 880 Third Avenue

New York, New York 10022

S.S. No.:

1.1.2 “Purchaser”:

Beekman Tenants Corporation, or its Affiliate of Wholly-Owned Subsidiary

Address:

575 Park Avenue

New York, New York, 10021

S.S. No.:

1.2 The “Attorneys” are (name, address and telephone, fax):

1.2.1. “Seller’s Attorney”

Thomas Malmud, Esq.

Pryor Cashman Sherman & Flynn LLP

410 Park Avenue, NY, NY 10022

Tel: 212-421-4100/Fax: 212-326-0806

1.2.2. “Purchaser’s Attorney”

Richard Siegler, Esq.

Stroock & Stroock & Lavan LLP

180 Maiden Lane, NY, NY  10038

Tel: 212-806-5464/Fax: 212-806-1264

1.3 The “Escrowee” is the [Seller’s] Attorney

Pryor Cashman Sherman & Flynn LLP

410 Park Avenue, NY, NY 10022

Tel: 212-421-4100/Fax: 212-326-0806

1.4 The Managing Agent is (name, address and telephone, fax):

Beekman Tenants Corporation

575 Park Avenue, NY, NY  10021

Tel: 212-838-4900/Fax: 212-980-5264

1.5 The real estate “Broker(s)” (see ¶12) is/are:

NONE

Company Name:

1.6 The name of the cooperative housing corporation (“Corporation”) is:

Beekman Tenants Corporation

1.7 The “Unit” number is:  Park Avenue Café Townhouse

1.8 The Unit is located in “Premises” known as:

575 Park Avenue, New York, New York

1.9 The “Shares” are the 188 shares of the Corporation allocated to the Unit.

1.10 The “Lease” is the Corporation’s proprietary lease or occupancy agreement for the Unit, given by the Corporation which expires on 3/31/2046

1.11 “Personalty” is the following personal property, to the extent existing in the Unit on the date hereof: the refrigerators, freezers, ranges, ovens, built-in microwave ovens, dishwashers, garbage disposal units, cabinets and counters, lighting fixtures, wall-to-wall carpeting, plumbing and heating fixtures, central air-conditioning and/or window or sleeve units, washing machines, dryers, screens and storm windows, window treatments, switch plates, door hardware, built-ins not excluded in ¶ 1.12 to the extent presently existing, if at all and

1.12 Specifically excluded from this sale is all personal property not included in ¶ 1.11 and:

1.13 The sale does not include Seller’s interest in [Storage]/[Servant’s Rm]/[Parking Space] (“Included Interests”)

1.14 The “Closing” is the transfer of ownership of the Shares and Lease.

1.15 The date scheduled for Closing is 3/30/2007 or upon Purchaser’s election only, prior to such date upon five (5) days notice to Seller (“Scheduled Closing Date”) at 10A.M. (See ¶¶ 9 and 10)

1.16 The “Purchase Price” is: $850,000.00

1.16.1 The “Contract Deposit” is: $42,500.00.

1.16.2 The “Balance” of the Purchase Price due at Closing is: $807,500.00 (See ¶ 2.2.2)

1.17 The monthly “Maintenance” charge is $2,324.71 (See ¶ 4)

1.18 The “Assessment”, if any, payable to the Corporation, at the date of this Contract is $    N/A, payable as follows:

1.19 Intentionally left blank

1.20 Financing Options (Delete two of the following ¶¶ 1.20.1, 1.20.2 or 1.20.3)

1.20.1 [Intentionally Left Blank]

1.20.2 Purchaser may apply for financing in connection with this sale but Purchaser’s obligation to purchase under this Contract is not contingent upon issuance of a Loan Commitment Letter.

1.20.3 [Intentionally Left Blank]

1.21 If ¶ 1.20.1 or 1.20.2 applies, the “Financing Terms” for ¶ 18 are:

a loan of $    for a term of     years or such lesser amount or shorter term as applied for or acceptable to Purchaser; and the “Loan Commitment Date” for ¶ 18 is       calendar days after the Delivery Date.

1.22 The “Delivery Date” of this Contract is the date on which a fully executed counterpart of this Contract is deemed given to and received by Purchaser or Purchaser’s Attorney as provided in ¶ 17.3.

1.23 [Intentionally Left Blank]

1.23.1 [Intentionally Left Blank]

1.23.2 [Intentionally Left Blank]

1.24 The Contract Deposit shall be held in a non- IOLA escrow account. If the account is a non-IOLA account then interest shall be paid to the Party entitled to the Contract Deposit. The Party receiving the interest shall pay any income taxes thereon. The escrow account shall be a segregated bank account at

Depository:

Address:

(See ¶ 27)

1.25 This Contact is continued on attached rider(s).

2 Agreement to Sell and Purchase; Purchase Price; Escrow

2.1 Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Seller’s Shares, Lease, Personalty and any Included Interests and all other items included in this sale, for the Purchase Price and upon the terms and conditions set forth in this Contract.

2.2 the Purchase Price is payable to Seller by Purchaser as follows:

2.2.1 the Contract Deposit at the time of signing this Contract, by Purchaser’s good check to the order of Escrowee; and

2.2.2 the Balance at Closing, only by cashier’s or official bank check or certified check of Purchaser payable to the direct order of Seller or at the election of Seller, upon prior Notice by Seller, by wire transfer. The check(s) shall be drawn on and payable by a branch of a commercial or savings bank, savings and loan association or trust company located in the same City or County as the Unit. Seller may direct, on reasonable Notice (defined in ¶ 17) prior to Closing, that all or a portion of the Balance shall be made payable to persons other than Seller (see ¶ 17.7).

3 Personalty

3.1 Subject to any rights of the Corporation or any holder of a mortgage to which the Lease is subordinate, this sale includes all of the Seller’s interests, if any, in the Personalty and the Included Interests.

3.2 No consideration is being paid for the Personalty or for the Included Interest; nothing shall be sold to Purchaser if the Closing does not occur.

3.3 [Intentionally Left Blank]

4 Representations and Covenants

4.1 Subject to any matter affecting title to the Premises (as to which Seller makes no representations or covenants), Seller represents and covenants that:

4.1.1 Seller is, and shall at Closing be, the sole owner of the Shares, Lease, Personalty and Included Interests, with the full right, power and authority to sell and assign them and consummate the transaction contemplated by and in accordance with the terms of this Contract. Seller shall make timely provision to satisfy existing security interests(s) in the Shares and Lease and have the same delivered at Closing (See ¶ 10.1);

4.1.2 the Shares were duly issued, fully paid for and are non-assessable;

4.1.3 the Lease is, and will at Closing be, in full force and effect and no notice of default under the Lease is now or will at Closing be in effect;

4.1.4 the Maintenance and Assessments payable as of the date hereof are specified in ¶ 1.17 and 1.18;

4.1.5 [Intentionally Left Blank]

4.1.6 Seller has not made any material alterations or additions to the Unit without any required consent of the Corporation or, to Seller’s actual knowledge, without compliance with all applicable law. This provision shall not survive Closing.

4.1.7 Seller has not entered into, shall not enter into, and has no actual knowledge of any agreement (other than the Lease) affecting title to the Unit or its use and/or occupancy after Closing, or which would be binding on or adversely affect Purchaser after Closing (e.g. a sublease or alteration agreement);

4.1.8 Seller has been known by no other name for the past 10 years except as set forth in ¶ 1.1.1.

4.1.9 at Closing in accordance with ¶ 15.2:

4.1.9.1 there shall be no judgments outstanding against Seller which have not been bonded against collection out of the Unit (“Judgments”);

4.1.9.2 the Shares, Lease, Personalty and any Included Interests shall be free and clear of liens (other than the Corporation’s general lien on the Shares for which no monies shall be owed), encumbrances and adverse interests (“Liens”);

4.1.9.3 all sums due to the Corporation shall be fully paid by Seller to the end of the payment period immediately preceding the date of Closing;

4.1.9.4 Seller shall not be indebted for labor or material which might give rise to the filing of a notice of mechanic’s lien against the Unit or the Premises; and

4.1.9.5 no violations shall be of record which the owner of the Shares and Lease would be obligated to remedy under the Lease.

4.2 Purchaser represents and covenants that:

4.2.1 [Intentionally Left Blank]

4.2.2 Purchaser is not, and within the past 7 years has not been, the subject of a bankruptcy proceeding;

4.2.3 [Intentionally Left Blank]

4.2.4 [Intentionally Left Blank]

4.2.5 Purchaser shall not make any representations to the Corporation contrary to the foregoing and shall provide all documents in support thereof required by the Corporation in connection with Purchaser’s application for approval of this transaction; and

4.2.6 there are not now and shall not be at Closing any unpaid tax liens or monetary judgments against Purchaser.

4.3 Each Party covenants that its representations and covenants contained in ¶ 4 shall be true and complete at Closing and, except for ¶ 4.1.6, shall survive Closing but any action based thereon must be instituted within one year after Closing.

5 Corporate Documents

Purchaser has examined and is satisfied with, or (except as to any matter represented in this Contract by Seller) accepts and assumes the risk of not having examined, the Lease, the Corporation’s Certificate of Incorporation, By-laws, House Rules, minutes of shareholders’ and directors’ meetings, most recent audited financial statement and most recent statement of tax deductions available to the Corporation’s shareholders under Internal Revenue Code (“IRC”) §216 (or any successor statute).

6 Required Approval and References

6.1 [Intentionally Left Blank]

6.2 [Intentionally Left Blank]

6.2.1 [Intentionally Left Blank]

6.2.2 [Intentionally Left Blank]

6.2.3 [Intentionally Left Blank]

6.3 [Intentionally Left Blank]

6.4 [Intentionally Left Blank]

7 Condition of Unit and Personalty; Possession

7.1 Seller makes no representation as to the physical condition or state of repair of the Unit, the Personalty, the Included Interest or the premises. Purchaser has inspected or waived inspection of the Unit, the Personalty and the Included Interests and shall take the same “as is”, as of the date of this Contract, except for reasonable wear and tear. However, at the time of Closing, required smoke detector(s) shall be installed and operable.

7.2 [Intentionally Left Blank]

8 Risk of Loss

8.1 The provisions of General Obligations Law Section 5-1311, as modified herein, shall apply to this transaction as if it were a sale of realty. For purposes of this paragraph, the term “Unit” includes built-in Personalty.

8.2 Destruction shall be deemed “material” under GOL5-1311, if the reasonably estimated cost to restore the Unit shall exceed $150,000.00

8.3 In the event of any destruction of the Unit or the Premises, when neither legal title nor the possession of the Unit has been transferred to Purchaser, Seller shall give Notice of the loss to Purchaser (“Loss Notice”) by the earlier of the date of Closing or 7 business days after the date of the loss.

8.4 If there is material destruction of the Unit without fault of Purchaser, this Contract shall be deemed canceled in accordance with ¶ 16.3, unless Purchaser elects by Notice to Seller to complete the purchase with an abatement of the Purchase Price; or

8.5 [Intentionally Left Blank]

8.6 Purchaser’s Notice pursuant to ¶ 8.4 shall be given within 7 business days following the giving of the Loss Notice except that if Seller does not give a Loss Notice, Purchaser’s Notice may be given at any time at or prior to Closing.

8.7 In the event of any destruction of the Unit, Purchaser shall not be entitled to an abatement of the Purchase Price (i) that exceeds the reasonably estimated cost of repair and restoration or (ii) for any loss that the Corporation is obliged to repair or restore; but Seller shall assign to Purchaser, without recourse, Seller’s claim if any, against the Corporation with respect to such loss.

9 Closing Location

The Closing shall be held at the location designated by the Corporation or, if no such designation is made, at the office of Seller’s Attorney.

10 Closing

10.1 At Closing, Seller shall deliver or cause to be delivered:

10.1.1 Seller’s certificate for the Shares duly endorsed for transfer to Purchaser or accompanied by a separate duly executed stock power to Purchaser, and in either case, with any guarantee of Seller’s signature required by the Corporation;

10.1.2 Seller’s counterpart original of the Lease, all assignments and assumptions in the chain of title and a duly executed assignment thereof to Purchaser in the form required by the Corporation;

10.1.3 FIRPTA documents required by ¶ 25;

10.1.4 [Intentionally Left Blank]

10.1.5 if requested, an assignment to Purchaser of Seller’s interest in the Personalty and Included Interests;

10.1.6 any documents and payments to comply with ¶ 15.2

10.1.7 If Seller is unable to deliver the documents required in ¶ 10.1.1 or 10.1.2 then Seller shall deliver or cause to be delivered all documents and payments required by the Corporation for the issuance of a new certificate for the Shares or a new Lease.

10.2 At Closing, Purchaser shall:

10.2.1 pay the Balance in accordance with ¶ 2.2.2;

10.2.2 execute and deliver to Seller and the Corporation an agreement assuming the Lease, in the form required by the Corporation; and

10.2.3 if requested by the Corporation, execute and deliver counterparts of a new lease substantially the same as the Lease, for the balance of the Lease term, in which case the Lease shall be canceled and surrendered to the Corporation together with Seller’s assignment thereof to Purchaser.

10.3 At Closing, the Parties shall complete and execute all documents necessary:

10.3.1 for Internal Revenue Service (“IRS”) form 1099-S or other similar requirements;

10.3.2 to comply with smoke detector requirements and any applicable transfer tax filings; and

10.3.3 to transfer Seller’s interest, if any, in and to the Personalty and Included Interests.

10.4 Purchaser shall not be obligated to close unless, at Closing, the Corporation delivers:

10.4.1 to Purchaser a new certificate for the Shares in the name of Purchaser; and

10.4.2 a written statement by an officer or authorized agent of the Corporation setting forth the amounts of and payment status of all sums owed by Seller to the Corporation, including Maintenance and any Assessments, and the dates to which each has been paid.

11 Closing Fees, Taxes and Apportionments

11.1 At or prior to Closing,

11.1.1 Seller shall pay, if applicable:

11.1.1.1 the cost of stock transfer stamps; and

11.1.1.2 transfer taxes, except as set forth in ¶ 11.1.2.2

11.1.2 Purchaser shall pay, if applicable:

11.1.2.1 any fee imposed by the Corporation relating to Purchaser’s financing; and

11.1.2.2 transfer taxes imposed by statute primarily on Purchaser (e.g., the “mansion tax”).

11.2 The Flip Tax, if any, shall be paid by the Party specified in ¶ 1.19.

11.3 Any fee customarily imposed by the Corporation and not specified in this Contract shall be paid by the Party upon whom such fee is customarily imposed by the Corporation.

11.4 The Parties shall apportion as of 11:59 P.M. of the day preceding the Closing, the Maintenance, and any other periodic charges due the Corporation (other than Assessments) and STAR Tax Exemption (if the Unit is the beneficiary of same), based on the number of the days in the month of Closing.

11.5 Assessments, whether payable in a lump sum or installments, shall not be apportioned, but shall be paid by the Party who is the owner of the Shares on the date specified by the Corporation for payment. Purchaser shall pay any installments payable after Closing provided Seller had the right and elected to pay the Assessment in installments.

11.6 Each Party shall timely pay any transfer taxes for which it is primarily liable pursuant to law by cashier’s, official bank, certified, or attorney’s escrow check. This ¶ 11.6 shall survive Closing.

11.7 Any computational errors or omissions shall be corrected within 6 months after Closing. This ¶ 11.7 shall survive Closing.

12 Broker

12.1 Each Party represents that such Party has not dealt with any person acting as a broker, whether licensed or unlicensed, in connection with this transaction other than the Broker(s) named in ¶ 1.5.

12.2 The Broker(s) shall not be deemed to be a third-party beneficiary of this Contract.

12.3 This ¶ 12 shall survive Closing, cancellation or termination of this Contract.

13 Defaults, Remedies and Indemnities

13.1 In the event of a default or misrepresentation by Purchaser, Seller’s sole and exclusive remedies shall be to cancel this Contract, retain the Contract Deposit as liquidated damages and, if applicable, Seller may enforce the indemnity in ¶ 13.3 as to brokerage commission or sue under ¶ 13.4. Purchaser prefers to limit Purchaser’s exposure for actual damages to the amount of the Contract Deposit, which Purchaser agrees constitutes a fair and reasonable amount of compensation for Seller’s damages under the circumstances and is not a penalty. The principles of real property law shall apply to this liquidated damages provision.

13.2 In the event of a default or misrepresentation by Seller, Purchaser shall have such remedies as Purchaser is entitled to at law or in equity, including specific performance, because the Unit and possession thereof cannot be duplicated.

13.3 Subject to the provisions of ¶ 4.3, each Party indemnifies and holds harmless the other against and from any claim, judgment, loss, liability, cost or expense resulting from the indemnitor’s breach of any of its representations or covenants stated to survive Closing, cancellation or termination of this Contract. Purchaser indemnifies and holds harmless Seller against and from any claim, judgment, loss, liability, cost or expense resulting from the Lease obligations accruing from and after the Closing. Each indemnity includes, without limitation, reasonable attorneys’ fees and disbursements, court costs and litigation expenses arising from the defense of any claim and enforcement or collection of a judgment under this indemnity, provided the indemnitee is given Notice and opportunity to defend the claim. This ¶ 13.3 shall survive Closing, cancellation or termination of this Contract.

13.4 In the event any instrument for the payment of the Contract Deposit fails of collection, Seller shall have the right to sue on the uncollected instrument. In addition, such failure of collection shall be a default under this Contract, provided Seller gives Purchaser Notice of such failure of collection and, within 3 business days after Notice is given, Escrowee does not receive from Purchaser an unendorsed good certified check, bank check or immediately available funds in the amount of the uncollected funds. Failure to cure such default shall entitle Seller to the remedies set forth in ¶ 13.1 and to retain all sums as may be collected and/or recovered.

14 Entire Agreement; Modification

14.1 All prior oral or written representations, understandings and agreements had between the Parties with respect to the subject matter of this Contract, and with the Escrowee as to ¶ 27, are merged in this Contract, which alone fully and completely expresses the Parties’ and Escrowee’s agreement.

14.2 The Attorneys may extend in writing any of the time limitations stated in this Contract. Any other provision of this Contract may be changed or waived only in writing signed by the Party or Escrowee to be charged.

15 Removal of Liens and Judgments

15.1 Purchaser shall deliver or cause to be delivered to Seller or Seller’s Attorney, not less than 10 calendar days prior to the Scheduled Closing Date a Lien and Judgment search, except that Liens or Judgments first disclosed in a continuation search shall be reported to Seller within 2 business days after receipt thereof, but not later than the Closing. Seller shall have the right to adjourn the Closing pursuant to ¶ 16 to remove any such Liens and Judgments. Failure by Purchaser to timely deliver such search or continuation search shall not constitute a waiver of Seller’s covenants in ¶ 4 as to Liens and Judgments. However, if the Closing is adjourned solely by reason of untimely delivery of the Lien and Judgment search, the apportionments under ¶ 11.3 shall be made as of 11:59 P.M. of the day preceding the Scheduled Closing Date in ¶ 1.15.

15.2 Seller, at Seller’s expense, shall obtain and deliver to the Purchaser the documents and payments necessary to secure the release, satisfaction, termination and discharge or removal of record of any Liens and Judgments. Seller may use any portion of the Purchase Price for such purposes.

15.3 This ¶ 15 shall survive Closing.

16 Seller’s Inability

16.1 If Seller shall be unable to transfer the items set forth in ¶ 2.1 in accordance with this Contract for any reason other than Seller’s failure to make a required payment or other willful act or omission, then Seller shall have the right to adjourn the Closing for periods not exceeding 60 calendar days in the aggregate, but not extending beyond the expiration of Purchaser’s Loan Commitment Letter, if ¶ 1.20.1 or 1.20.2 applies.

16.2 If Seller does not elect to adjourn the Closing or (if adjourned) on the adjourned date of Closing Seller is still unable to perform, then unless Purchaser elects to proceed with the Closing without abatement of the Purchase Price, either Party may cancel this Contract on Notice to the other Party given at any time thereafter.

16.3 In the event of such cancellation, the sole liability of Seller shall be to cause the Contract Deposit to be refunded to Purchaser and to reimburse Purchaser for the actual costs incurred for Purchase’s lien and title search, if any.

17 Notices and Contract Delivery

17.1 Any notice or demand (“Notice”) shall be in writing and delivered either by hand, overnight delivery or certified or registered mail, return receipt requested, or via facsimile transmission to the Party and simultaneously, in like manner, to such Party’s Attorney, if any, and to Escrowee at their respective addresses or to such other address as shall hereafter be designated by Notice given pursuant to this ¶ 17.

17.2 The Contract may be delivered as provided in ¶ 17.1 or by ordinary mail.

17.3 The Contract or each Notice shall be deemed given and received:

17.3.1 on the day delivered by hand;

17.3.2 on the business day following the date sent by overnight delivery;

17.3.3 on the 5th business day following the date sent by certified or registered mail; or

17.3.4 as to the Contract only, 3 business days following the date of ordinary mailing.

17.4 A Notice to Escrowee shall be deemed given only upon actual receipt by Escrowee.

17.5 The Attorneys are authorized to give and receive any Notice on behalf of their respective clients.

17.6 Failure or refusal to accept a Notice shall not invalidate the Notice.

17.7 Notice pursuant to ¶¶ 2.2.2 and 13.4 may be delivered by confirmed facsimile to the Party’s Attorney and shall be deemed given when transmission is confirmed by sender’s facsimile machine.

18 Financing Provisions

18.1 The provisions of ¶¶ 18.1 and 18.2 are applicable only if ¶ 1.20.1 or 1.20.2 applies.

18.1.1 An “Institutional Lender” is any of the following that is authorized under Federal or New York State law to issue a loan secured by the Shares and Lease and is currently extending similarly secured loan commitments in the county in which the Unit is located: a bank, savings bank, savings and loan association, trust company, credit union of which Purchaser is a member, mortgage banker, insurance company or governmental entity.

18.1.2 A “Loan Commitment Letter” is a written offer from an Institutional Lender to make a loan on the Financing Terms (see ¶ 1.21) at prevailing fixed or adjustable interest rates and on other customary terms generally being offered by Institutional Lenders making cooperative share loans. An offer to make a loan conditional upon obtaining an appraisal satisfactory to the Institutional Lender shall not become a Loan Commitment Letter unless and until such condition is met. An offer conditional upon any factor concerning Purchaser (e.g. sale of current home, payment of outstanding debt, no material adverse change in Purchaser’s financial condition, etc.) is a Loan Commitment Letter whether or not such condition is met. Purchaser accepts the risk that, and cannot cancel this Contract if, any condition concerning Purchaser is not met.

18.2 Purchaser, directly or through a mortgage broker registered pursuant to Article 12-D of the Banking Law, shall diligently and in good faith:

18.2.1 apply only to an Institutional Lender for a loan on the Financing Terms (see ¶ 1.21) on the form required by the Institutional Lender containing truthful and complete information, and submit such application together with such documents as the Institutional Lender requires, and pay the applicable fees and charges of the Institutional Lender, all of which shall be performed within 5 business days after the Delivery Date;

18.2.2 promptly submit to the Institutional Lender such further references, data and documents requested by the Institutional Lender; and

18.2.3 accept a Loan Commitment Letter meeting the Financing Terms and comply with all requirements of such Loan Commitment Letter (or any other loan commitment letter accepted by Purchaser) and of the Institutional Lender in order to close the loan; and

18.2.4 furnish Seller with a copy of the Loan Commitment Letter promptly after Purchaser’s receipt thereof.

18.2.5 Purchaser is not required to apply to more than one Institutional Lender.

18.3 [Intentionally Left Blank]

18.3.1 [Intentionally Left Blank]

18.3.1.1 [Intentionally Left Blank]

18.3.1.2 [Intentionally Left Blank]

18.3.1.3 [Intentionally Left Blank]

18.3.1.4 [Intentionally Left Blank]

18.3.2 [Intentionally Left Blank]

18.3.3 [Intentionally Left Blank]

18.3.4 [Intentionally Left Blank]

18.3.5 [Intentionally Left Blank]

18.3.6 [Intentionally Left Blank]

18.3.7 [Intentionally Left Blank]

18.3.7.1 [Intentionally Left Blank]

18.3.7.2 [Intentionally Left Blank]

19 Singular/Plural and Joint/Several

The use of the singular shall be deemed to include the plural and vice versa, whenever the context so requires. If more than one person constitutes Seller or Purchaser, their obligations as such Party shall be joint and several.

20 No Survival

No representation and/or covenant contained herein shall survive Closing except as expressly provided. Payment of the Balance shall constitute a discharge and release by Purchaser of all Seller’s obligations hereunder except those expressly stated to survive Closing.

21 Inspections

Purchaser and Purchaser’s representatives shall have the right to inspect the Unit within 48 hours prior to Closing, and at other reasonable times upon reasonable request to Seller.

22 Governing Law and Venue

This Contract shall be governed by the laws of the State of New York without regard to principles of conflict of laws. Any action or proceeding arising out of this Contract shall be brought in the county or Federal district where the Unit is located and the Parties hereby consent to said venue.

23 No Assignment by Purchaser; Death of Purchaser

23.1 Purchaser may not assign this Contract or any of Purchaser’s rights hereunder. Any such purported assignment shall be null and void.

23.2 This Contract shall terminate upon the death of all persons comprising Purchaser and the Contract Deposit shall be refunded to the Purchaser. Upon making such refund and reimbursement, neither Party shall have any further liability or claim against the other hereunder, except as set forth in Par. 12.

24 Cooperation of Parties

24.1 The Parties shall each cooperate with the other, the Corporation and Purchaser’s Institutional Lender and title company, if any, and obtain, execute and deliver such documents as are reasonably necessary to consummate this sale.

24.2 The Parties shall timely file all required documents in connection with all governmental filings that are required by law. Each Party represents to the other that its statements in such filings shall be true and complete. This ¶ 24.2 shall survive Closing.

25 FIRPTA

The Parties shall comply with IRC §§ 897, 1445 and the regulations thereunder as same may be amended (“FIRPTA”). If applicable, Seller shall execute and deliver to purchaser at Closing a Certification of Non-Foreign Status (“CNS”) or deliver a Withholding Certificate from the IRS. If Seller fails to deliver a CNS or a Withholding Certificate, Purchaser shall withhold from the Balance, and remit to the IRS, such sum as may be required by law. Seller hereby waives any right of action against Purchaser on account of such withholding and remittance. This ¶ 25 shall survive Closing.

26 Additional Requirements

26.1 [Intentionally Left Blank]

26.1.1 [Intentionally Left Blank]

26.1.2 [Intentionally Left Blank]

26.1.3 [Intentionally Left Blank]

26.2 [Intentionally Left Blank]

27 Escrow Terms

27.1 The Contract Deposit shall be deposited by Escrowee in an escrow account as set forth in ¶ 1.24 and the proceeds held and disbursed in accordance with the terms of this Contract. At Closing, the Contract Deposit shall be paid by Escrowee to Seller. If the Closing does not occur and either Party gives Notice to Escrowee demanding payment of the Contract Deposit, Escrowee shall give prompt Notice to the other Party of such demand. If Escrowee does not receive a Notice of objection to the proposed payment from such other Party within 10 business days after the giving of Escrowee’s Notice, Escrowee is hereby authorized and directed to make such payment to the demanding party. If Escrowee does receive such a Notice of objection within said period, or if for any reason Escrowee in good faith elects not to make such payment, Escrowee may continue to hold the Contract Deposit until otherwise directed by a joint Notice by the Parties or a final, non-appealable judgment, order or decree of a court of competent jurisdiction. However, Escrowee shall have the right at any time to deposit the Contract Deposit and the interest thereon, if any, with the clerk of a court in the county as set forth in ¶ 22 and shall give Notice of such deposit to each Party. Upon disposition of the Contract Deposit and interest thereon, if any, in accordance with this ¶27, Escrowee shall be released and discharged of all escrow obligations and liabilities.

27.2 The Party whose Attorney is Escrowee shall be liable for loss of the Contract Deposit. If the Escrowee is Seller’s attorney, then Purchaser shall be credited with the amount of the contract Deposit at Closing.

27.3 Escrowee will serve without compensation. Escrowee is acting solely as a stakeholder at the Parties’ request and for their convenience. Escrowee shall not be liable to either Party for any act or omission unless it involves bad faith, willful disregard of this Contract or gross negligence. In the event of any dispute, Seller and Purchaser shall jointly and severally (with right of contribution) defend (by attorneys selected by Escrowee), indemnify and hold harmless Escrowee from and against any claim, judgment, loss, liability, cost and expenses incurred in connection with the performance of Escrowee’s acts or omissions not involving bad faith, willful disregard of this Contract or gross negligence. This indemnity includes, without limitation, reasonable attorneys’ fees either paid to retain attorneys or representing the fair value of legal services rendered by Escrowee to itself and disbursements, court costs and litigation expenses.

27.4 Escrowee acknowledges receipt of the Contract Deposit, by check subject to collection.

27.5 Escrowee agrees to the provisions of this ¶ 27.

27.6 If Escrowee is the Attorney for a Party, Escrowee shall be permitted to represent such Party in any dispute or lawsuit.

27.7 This ¶ 27 shall survive Closing, cancellation or termination of this Contract.

28 Margin Headings

The margin headings do not constitute part of the text of this Contract.

29 Miscellaneous

This contract shall not be binding unless and until Seller delivers a fully executed counterpart of this Contract o Purchaser (or Purchaser’s Attorney) pursuant to ¶ 17.2 and 17.3. This Contract shall bind and inure to the benefit of the Parties hereto and their respective heirs, personal and legal representatives and successors in interest.

30 Lead Paint

If applicable, the complete and fully executed Disclosure of Information on Lead Based Paint and or Lead-Based Paint Hazards is attached hereto and made a part hereof.

THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

31.                                 The acceptance of the shares and the assumption of the Lease by Purchaser shall be deemed to be full performance and discharge of every agreement and obligation to be performed by Seller pursuant to the terms of this Contract, except those expressly stated to survive the Closing.

32.                                 [Intentionally Left Blank]

33.                                 To the best of Seller’s knowledge, there are no claims, actions, suits or legal proceedings of any kind pending, or threatened, which affect Seller’s ownership of the Unit or which may cause a lien of any kind to be imposed against the Seller, except as set forth in Para. 4.1.7 as modified by Para.. 39 hereof.

34.                                 Seller represents and warrants that the Seller has no knowledge of any agreements of any nature whatsoever between the Seller and any other party, which would be binding upon the Purchaser after the Purchaser becomes the owner of the Shares and the Lease, other than as set forth in the Proprietary Lease and the Corporation’s By-laws. This representation and warranty shall survive the Closing.

35.                                 This Contract may be executed by facsimile and/or in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same original.

36.                                 Superceding Paragraph 7.2, Seller and Purchaser acknowledge and agree that the parties intend to enter into a separate leasing arrangement which would permit Seller to continue to occupy the Unit after the closing pursuant to the provisions of such lease. However, the parties agree that other than Seller’s right to continue to occupy the Unit pursuant to such leasing arrangement, the Unit shall be delivered, at Closing, free of any other occupants and rights of possession.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Contract as of the date first above written.

Atlantic & Pacific Grill Associates, L.L.C., Seller

By:	/s/ EUGENE ZURIFF

Beekman Tenants Corporation, Purchaser

By:	/s/ MICHAEL CRAMES
Michael Crames, President

Second Rider to Contract of Sale between

Atlantic & Pacific Grill Associates, L.L.C., as Seller,

and Beekman Tenants Corporation, as Purchaser for the Park Avenue Café Townhouse Unit

at Premises Known as 575 Park Avenue, New York, New York

Dated             , 2006

37.                                 In the event of any conflict between this Second Rider and the provisions of the printed form of the Contract or the rider to which this Second Rider is annexed, the provisions of this Second Rider will control. Any reference to “the Contract” or “this Contract” in the printed form of contract or the rider annexed to the printed form of Contract will be deemed to include the provisions set forth in the printed form of Contract, the rider and this Second Rider.

38.                                 Seller makes no representation that the Maintenance amount set forth in Par. 1.17 of this Contract or the Assessment amount, if any, or the nonexistence thereof, as set forth in Para. 1.18 of this Contract, shall be the same amounts attributable to the Unit at Closing.

39.                                 Para 4.1.7 is hereby modified to add to the end thereof the following language:

except that certain Modification of lease between Purchaser herein as Landlord and Seller herein as Tenant (the “Modification of Lease”) (i) extending the term of that certain lease, dated November 1, 1992, between the parties for certain space on the ground floor and basement space of the Building as more particularly described therein (said lease as heretofore modified and extended, the “Space Lease”) and (ii) the leaseback of the Unit to Seller by Purchaser upon the terms and conditions more particularly described in the Townhouse Lease Amendment (as such term is defined in the Modification of Lease).

40.                                 Par. 4.2 is hereby supplemented by adding to it subpara. 4.2.7 as follows:

Purchaser has the full right, power and authority to purchase the Shares and the Lease and consummate the transaction contemplated by and in accordance with, the terms of this Contract (the “Transaction”).

41.                                 Seller shall deliver to Purchaser at the Closing keys to the Unit.

42.                                 Para. 11.2 is hereby deleted in its entirety and replaced by the following language:

The parties acknowledge and agree that Seller shall not be obligated to pay any flip tax or transfer fee (the “Flip Tax”) which may be imposed by the Corporation upon this Transaction.

43.                                 Supplementing Par. 15, Seller shall not be required to spend more than $150,000 to remove any Liens or Judgments and if such Lien or Judgment exists and Seller elects not to remove same, Seller shall be deemed unable to transfer the Shares and Lease in accordance with this Contract, and the provisions of Para. 16 shall apply. Notwithstanding the foregoing, Seller shall be required to remove any Lien created by a pledge of the Shares and the Lease.

44.                                 Para. 17.3 is hereby supplemented by adding to it a subpara. 17.3.5 as follows:

17.3.5 on the next business day following the date sent via facsimile transmission.

45.                                 The parties acknowledge and agree that it shall be a condition precedent to the obligations of Seller and Purchaser to close hereunder that at or prior to the Closing the parties deliver to each other (i) a fully executed and binding original of the Modification of Lease; and (ii), a fully executed and binding original of the Townhouse Lease Amendment.

46.                                 Notwithstanding anything to the contrary contained in this Contract and except as otherwise provided in the Lease (as such term is defined in the Townhouse Lease Amendment), Seller is not obligated to install or remove any equipment or appliances in the Unit or make any repairs, improvements or decorations to the Unit or its equipment, appliances, utility systems, and fixtures, except as otherwise specifically stated herein. Purchaser acknowledges that the floors, doors, walls, utility systems, ceilings and other surfaces of the Unit are being sold in their “as is” condition and Purchaser agrees that Seller shall not be required to repaint or refinish any surfaces in the Unit.

47.                                 The failure of either party to insist upon the performance of any obligation to be performed by the other party shall not be deemed to be a waiver thereof or of any preceding or succeeding breach thereof or of any other obligation. No provision of this Contract may be waived except by a writing signed by the party waiving any provision hereof. The waiver of any breach of this Contract shall not be deemed a waiver of any preceding or subsequent breach of the same obligation, or of any other obligation to be performed hereunder. No extensions of time for the performance of any obligations or acts shall be deemed or construed as an extension of the time for the performance of any other obligations or acts.

48.                                 Notwithstanding the provisions of Para. 27, nothing therein shall affect the liability of a defaulting party to the other party for reimbursement for any amount paid to Escrowee pursuant to such Paragraph.

49.                                 Each party represents that such Party has not dealt with any person acting as a broker, whether licensed or unlicensed, in connection with the transaction contemplated by the Modification of Lease other than Douglas Elliman, LLC (the “Leasing Broker”) and agrees to indemnify and hold the other party harmless from and against any claim incurred by such party by reason of any claim alleged to be due or payable to any broker (other than Leasing Broker) in connection with this Contract. Only to the extent Douglas Elliman LLC has earned any commission in connection with the Transaction and/or through the transactions contemplated by the Modification of Lease or the Townhouse Lease Amendment, Purchaser shall pay any such commission as may be due to Douglas Elliman LLC.

50.                                 Seller and Purchaser acknowledge to each other that the fulfillment of the condition precedent in Para. 45 is a material inducement for the parties to enter into this Contract and to close this Transaction. The failure of a party to meet the said condition precedent will be a material breach on the part of such party under this Contract.

IN WITNESS WHEREOF, the parties have executed this Second Rider on the date first above written.

Atlantic & Pacific Grill Associates, L.L.C., Seller
By:	The Smith & Wollensky Restaurant Group, Inc.,
its sole member

By:	/s/ EUGENE ZURIFF

Beekman Tenants Corporation, Purchaser

By:	/s/ MICHAEL CRAMES
Michael Crames, President